Exhibit 21

SUBSIDIARIES1
OF
VAIL RESORTS, INC.

Name	State of Incorporation	Trade Names
Gillett Group Management, Inc.	Delaware
Gillett Broadcasting of Maryland, Inc.	Delaware
GHTV, Inc.	Delaware
Gillett Broadcasting, Inc.	Delaware
Vail Holdings, Inc.	Colorado
The Vail Corporation	Colorado	"Vail Associates, Inc." and "Vail Resorts Management Company"
Avon Partners, LLC	Colorado
Beaver Creek Associates, Inc.	Colorado
Beaver Creek Food Services, Inc.	Colorado	"Beaver Creek Mountain Dining Company"
Boulder/Beaver, LLC	Colorado
Beaver Creek Consultants, Inc.	Colorado
Complete Telecommunications, Inc.	Colorado	"VR Telecommunications, Inc."
Eagle Park Reservoir Company	Colorado
Forest Ridge Holdings, Inc.	Colorado
Grand Teton Lodge Company	Wyoming
Colter Bay Corporation	Wyoming
Gros Ventre Utility Company	Wyoming
Jackson Hole Golf and Tennis Club, Inc.	Wyoming
Jackson Lake Lodge Corporation	Wyoming
Jenny Lake Lodge, Inc.	Wyoming
Larkspur Restaurant & Bar, LLC	Colorado
Lodge Properties, Inc.	Colorado	"The Lodge at Vail"
Lodge Realty, Inc.	Colorado
perfectresorts.com, inc.	Delaware
Resort Technology Partners, LLC	Colorado
RT Partners, Inc.	Delaware
SSI Venture, LLC	Colorado	"Specialty Sports Venture LLC" and "Specialty Sports Network"
Teton Hospitality Services, Inc.	Wyoming
Teton Hospitality LLC	Wyoming
JHL&S LLC	Wyoming	"Snake River Lodge and Spa"
Vail/Arrowhead, Inc.	Colorado
VR Holdings, Inc.	Colorado
Mountain Thunder, Inc.	Colorado
Vail Associates Investments, Inc.	Colorado
Vail/Beaver Creek Resort Properties, Inc.	Colorado
Vail Food Services, Inc.	Colorado	"Vail Mountain Dining Company"
Vail Resorts Development Company	Colorado
Breckenridge Resort Properties, Inc.	Colorado
Vail Associates Consultants, Inc.	Colorado
Vail Associates Holdings, Ltd.	Colorado
Vail Associates Management Company	Colorado
Vail Associates Real Estate, Inc.	Colorado
Slifer Smith & Frampton/Vail Associates Real Estate, LLC	Colorado
Vail/Battle Mountain, Inc.	Colorado
Vail Summit Resorts, Inc.	Colorado	"Breckenridge Ski Resort, Inc." and "Keystone Resort, Inc." and "Ralston Resorts, Inc."
Breckenridge Terrace, LLC	Colorado
Keystone Conference Services, Inc.	Colorado
Keystone Development Sales, Inc.	Colorado
Keystone Food and Beverage Company	Colorado
Keystone/Intrawest, LLC	Colorado
Keystone Resort Property Management Company	Colorado
Tenderfoot Seasonal Housing, LLC	Colorado
Property Management Acquisition Corp., Inc.	Tennessee
The Village at Breckenridge Acquisition Corp., Inc.	Tennessee
Vail Trademarks, Inc.	Colorado
VAMHC, Inc.	Colorado

1Includes only those entities owned 50% or greater.